Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

GSE Holding, Inc.

Houston, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (Form S-1) of our report dated July 8, 2011, relating to the consolidated financial statements and schedules of GSE Holding, Inc., which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

July 11, 2011